UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2015

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) Election of a New Director

On October 13, 2015, the Board of Directors (the “Board”) of Inotek Pharmaceuticals Corporation (the “Company”) appointed Gary M. Phillips, MD, MBA, to the Board. Dr. Phillips will serve as a Class II director of the Company, to hold office until the date of the annual meeting of stockholders next following the year ending December 31, 2015, or until his earlier death, resignation or removal. The Board has determined that Dr. Phillips satisfies the definition of “independent” director, including without limitation the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended (collectively, “Applicable Requirements”).

Dr. Phillips, age 49, has served as Senior Vice President & Chief Strategy Officer at Mallinckrodt Pharmaceuticals from October 2013 through today. From August 2014 to January 2015, he was Senior Vice President & President of Autoimmune and Rare Diseases at Mallinckrodt Pharmaceuticals. From 2012 through 2013, Dr. Phillips served as Head of Global Health & Healthcare Industries at the World Economic Forum. From 2011 until 2012, he served as President of Reckitt Benckiser Pharmaceuticals, Inc. From 2008 to 2011, Dr. Phillips was Vice President, Portfolio Management, Innovation & Business Intelligence at Merck Serona SA. Prior to working at Merck Serono SA, he held positions at Bausch & Lomb, Inc., Novartis Pharma AG, Wyeth-Ayerst Pharmaceuticals, Towers Perrin, United States Navy, and Gensia Pharmaceuticals, Inc. Dr. Phillips received his Post-graduate Medical Education from the United States Naval Medical Center; his Doctor of Medicine from the University of Pennsylvania School of Medicine; his Master of Business Administration, Health Care Management, from The Wharton School, University of Pennsylvania; and his Bachelor of Arts from the University of Pennsylvania, School of Arts and Sciences. He currently serves on the boards of Envisia Therapeutics, Aldeyra Therapeutics (NASDAQ: ALDX), Rheon Medical SA, Locust Walk Partners Advisory Board, University of Pennsylvania Chemistry Scientific Advisory Board, and the Penn Medical Alumni Advisory Council.

Upon his election to the Board, Dr. Phillips was granted an option to purchase 24,000 shares of the Company’s Common Stock at an exercise price of $9.50 per share, which is equal to the fair market value of the Company’s Common Stock on the date of grant (the “Vesting Commencement Date”). Twenty-five percent of the shares shall vest on the one year anniversary of the Vesting Commencement Date and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, subject to Dr. Phillips’ continued service on the Board.

As a non-employee director, Dr. Phillips will receive compensation in the same manner as the Company’s other non-employee directors. Additionally, in connection with Dr. Phillips’ appointment to the Board, the Company and Dr. Phillips will enter into an indemnification agreement in substantially the same form that the Company has entered into with each of the Company’s existing directors. The form of such indemnification agreement was previously filed by the Company as an exhibit to its Registration Statement on Form S-1 filed with the SEC.

There are no arrangements or understandings between Dr. Phillips and any other persons pursuant to which he was appointed as a member of the Board. There are no family relationships between Dr. Phillips and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Phillips and the Company.

A copy of the press release announcing Dr. Phillips’ appointment is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2015	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter
Vice President—Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 13, 2015